UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2003

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15967 (Commission File Number)	22-3725387 (I.R.S. Employer Identification No.)

103 John F. Kennedy Parkway, Short Hills, NJ (Address of principal executive offices)	07078 (Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

Item 5. Other Events

As a result of the restatement announced on February 5, 2003 by The Dun & Bradstreet Corporation (the “Company”), the Company’s financial statements for the affected periods will be restated, including the audited financial statements for 1999, 2000 and 2001, and the selected financial data for 1997 and 1998, all of which are contained in the Company’s annual report on Form 10-K for the year ended December 31, 2001, and the unaudited financial statements contained in the Company’s periodic reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit	Description

99.1	Press Release of The Dun & Bradstreet Corporation dated February 5, 2003.

Item 9. Regulation FD Disclosure.

Except for the disclosure provided under Item 5, the information in this Current Report is being furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Except for the disclosure provided under Item 5, the information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

On February 5, 2003, the Company issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2002. The Company also announced in the press release that it plans to restate its financial statements for the years 1997 through 2001, and for the first three quarters of 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 5, 2003

THE DUN & BRADSTREET CORPORATION

By:	/s/ David J. Lewinter

Name: Title:	David J. Lewinter Senior Vice President, General Counsel and Corporate Secretary